                                                                      Exhibit 99


                                                        [INVERESK RESEARCH LOGO]


                            INVERESK RESEARCH REPORTS
                        4TH QUARTER AND FULL YEAR RESULTS

       STRONG GROWTH MAINTAINED WITH 2002 DILUTED EPS OF $0.88 (PRO FORMA)
                  FOURTH QUARTER REPORTED DILUTED EPS OF $0.25

-     CONTINUED STRENGTH OF GROWTH IN 4TH QUARTER:

      -     Net service revenue up 22% to $57.8 million

      -     Pro forma income from operations up 47% to $12.0 million

      -     Diluted earnings per share at $0.25, up from $0.24 in Q3, 2002

-     RECORD FULL-YEAR RESULTS REPORTED:

      -     Net service revenue up 42% to $222.5 million

      -     Pro forma income from operations up 104% to $45.6 million

      -     Diluted earnings per share at $0.88 (pro forma)

-     SUSTAINED GROWTH FOR 2003

      -     Q4 new business signings total $68.9 million

      -     Full-year new business signings total $271 million

- FULL-YEAR CASH FLOW FROM OPERATIONS OF $51.5 MILLION, EXCLUDING THE PAYMENT OF $21.5 MILLION OF ACCUMULATED SHAREHOLDER LOAN INTEREST

CARY, NC, FEBRUARY 18, 2003 - Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarterly period ended December 31, 2002. Net service revenue for the fourth quarter was $57.8 million, an increase of 22% compared to the same period in 2001. Income from operations in the quarter was $12.0 million, an increase of 47% over pro forma income from operations for the same period in 2001.

Net income for the fourth quarter of 2002 was $9.4 million, or $0.25 per share on a diluted basis, compared with reported EPS (before extraordinary items) of $0.24 in the third quarter of 2002.

"We are very pleased to report our inaugural fourth quarter and full year results as a public company," commented Dr. Walter Nimmo, President and Chief Executive Officer of Inveresk Research. "Not only have we exceeded comfortably the forecasts set at the time of our initial public offering, we have also now achieved many of the objectives set at the time of our acquisition of ClinTrials Research, Inc. in April 2001".

The Company completed its initial public offering on July 3, 2002. Excluding the effect of compensation charges and stamp duty taxes associated with the Company's initial public offering, and assuming the offering was completed with effect from January 1, 2002, the Company recorded net service revenue of $222.5 million for the year ended December 31, 2002, an increase of 42% over 2001. Pro forma income from operations for the year ended December 31, 2002 was $45.6 million, an increase of 104% over 2001, and pro forma net income was $33.2 million (before extraordinary items), or $0.88 per share on a diluted basis. On an actual basis, without giving effect to any pro forma adjustments, the Company incurred a loss from operations of $9.0 million and recorded a net loss before extraordinary items of $26.4 million, or $0.89 per share on a diluted basis.

Net cash provided by operating activities totaled $29.8 million in 2002 ($19.5 million in 2001), after paying shareholder loan interest of $21.5 million. Including the Company's expenditures on the expansion of our two pre-clinical facilities in Montreal, Canada and Edinburgh, Scotland, capital expenditure totaled $25.5 million in 2002 compared with $11.1 million in 2001. Construction activities for the Stage 1 and 2 expansion of our Edinburgh pre-clinical facility are now underway, with Stage 2 expansion at our Montreal pre-clinical facility now evaluated and approved.

New business signings totaled $68.9 million for the fourth quarter of 2002, and $271 million for the full year. At December 31, 2002 backlog amounted to approximately $210 million. Net day's sales outstanding were 30 days compared with 45 days at the end of 2001.

"Our new business signings remained strong in the fourth quarter of 2002," commented Nimmo. "During this period, we have continued to see solid demand for the services offered by our pre-clinical operations, both in terms of toxicology and laboratory sciences. This strength reflects our diverse and distinctive value-added service offering and allows us to move forward with confidence."

The Company also attributes its higher than expected fourth quarter results to:
(i) strong performance of its Clinical business segment, which continues to exceed expectations in terms of growth and profitability, (ii) management's ability to successfully execute our strategy, (iii) continued emphasis on improved business practices and tight cost controls, (iv) a reduction in the effective tax rate during the quarter, and (v) an off-setting charge of $1.1 million (before tax) to reflect the mark-to-market of interest rate swaps entered into during the third quarter to limit our exposure to interest rate fluctuations.

"Stage 1 of the expansion at our Montreal pre-clinical facility was successfully completed in December, on time and within budget," said Nimmo. "The increased capacity has been fully booked on a multi-year basis for the provision of speciality toxicology services, with the majority of the new suites now being utilized."

"Our reorganization and integration of the clinical trials business acquired with ClinTrials has progressed beyond expectations. As forecast, all of our Clinical operations were profitable in 2002. Compared with 2001, we doubled income from operations for this business segment in 2002. In the fourth quarter this segment achieved a 14.3% operating margin.

"In addition, the original Inveresk pre-clinical and clinical development businesses continue to record strong growth in both revenues and profitability.

"With our pre-clinical expansion plans well underway and the integration and re-organization of our clinical trials business now complete, we will turn our attention to expanding and broadening the service offering of our clinical trials operations also. This should provide a solid foundation for the continued growth of our revenues, with a strong emphasis on the provision of high-value-added drug development services," added Nimmo. "We will continue to grow both our pre-clinical and clinical development businesses organically and through selective acquisitions to address the demands of our clients".


                                   -- ends --

Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast today, February 18, 2003 at 10.00 a.m. EST to discuss its fourth quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Monday, March 3, 2003.

Contacts:

Paul Cowan, Chief Financial Officer
Inveresk Research Group, Inc.
1 (919) 462 2354
paul.cowan@inveresk.com

Deborah Ardern-Jones
FD Morgen-Walke
1 (212) 850 5626
deborah.ardern-jones@fdmw.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and speciality pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate fluctuations, our ability to attract and retain employees, the loss or delay of large contracts, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1.

                          INVERESK RESEARCH GROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    QUARTER          QUARTER            YEAR             YEAR
                                                                     ENDED            ENDED            ENDED             ENDED
                                                                    DECEMBER        DECEMBER          DECEMBER         DECEMBER
                                                                    31, 2002        30, 2001          31, 2002         30, 2001
                                                                   UNAUDITED        UNAUDITED          AUDITED          AUDITED
                                                                  -----------      -----------      ------------      -----------
Net service revenue .........................................     $     57,827     $    47,269      $    222,462      $   156,296
   Direct costs excluding depreciation ......................         (28,122)         (24,473)         (110,099)         (83,975)
                                                                  -----------      -----------      ------------      -----------
                                                                       29,705           22,796           112,363           72,321
   Selling, general and administrative expenses
      Compensation expense in respect of share options and
      management equity incentives ..........................              --               --           (53,020)              --
      U.K. Stamp duty taxes arising on change of ultimate
      parent company ........................................              --               --            (1,545)              --
      Other selling, general and administrative expenses ....         (14,922)         (12,297)          (56,455)         (41,934)
                                                                  -----------      -----------      ------------      -----------
   Total selling, general and administrative expenses .......         (14,922)         (12,297)         (111,020)         (41,934)
   Depreciation .............................................          (2,805)          (2,325)          (10,315)          (8,028)
   Amortization .............................................              --           (2,377)               --           (7,910)
                                                                  -----------      -----------      ------------      -----------
Income (loss) from operations ...............................          11,978            5,797            (8,972)          14,449
   Interest expense (net) ...................................          (1,389)          (4,934)          (11,312)         (17,101)
                                                                  -----------      -----------      ------------      -----------
Income (loss) before income taxes and extraordinary items              10,589              863           (20,284)          (2,652)
Provision for income taxes ..................................          (1,186)            (613)           (6,144)          (2,049)
                                                                  -----------      -----------      ------------      -----------
Net income (loss) before extraordinary items ................           9,403              250           (26,428)          (4,701)
Extraordinary items .........................................              --               --            (1,581)            (419)
                                                                  -----------      -----------      ------------      -----------
Net income (loss) ...........................................     $     9,403      $       250      $    (28,009)     $    (5,120)
                                                                  ===========      ===========      ============      ===========

Earnings (loss) per share before extraordinary items:
   Basic ....................................................     $      0.26      $      0.01      $      (0.89)     $     (0.22)
   Diluted ..................................................     $      0.25      $      0.01      $      (0.89)     $     (0.22)

Earnings (loss) per share post extraordinary items:
   Basic ....................................................     $      0.26      $      0.01      $      (0.94)     $     (0.24)
   Diluted ..................................................     $      0.25      $      0.01      $      (0.94)     $     (0.24)

Weighted average number of common shares outstanding:
   Basic ....................................................      35,984,350       23,469,088        29,735,957       21,489,571
   Diluted ..................................................      37,796,452       23,469,088        29,735,957       21,489,571

                          INVERESK RESEARCH GROUP, INC.

          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (I)
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             QUARTER           QUARTER            YEAR              YEAR
                                                              ENDED             ENDED            ENDED              ENDED
                                                             DECEMBER         DECEMBER          DECEMBER          DECEMBER
                                                             31, 2002         30, 2001          31, 2002          30, 2001
                                                          -------------     -------------     -------------     -------------
Net service revenue .................................     $     57,827      $     47,269      $    222,462      $    156,296
   Direct costs excluding depreciation ..............          (28,122)          (24,473)         (110,099)          (83,975)
                                                          ------------      ------------      ------------      ------------
                                                                29,705            22,796           112,363            72,321
   Selling, general and administrative expenses .....          (14,922)          (12,297)          (56,455)          (41,934)
   Depreciation .....................................           (2,805)           (2,325)          (10,315)           (8,028)
   Amortization .....................................               --                --                --                --
                                                          ------------      ------------      ------------      ------------
Income from operations ..............................           11,978             8,174            45,593            22,359
   Interest expense (net) ...........................           (1,389)           (4,934)           (4,083)          (17,101)
                                                          ------------      ------------      ------------      ------------
Income before income taxes and extraordinary items ..           10,589             3,240            41,510             5,258
Provision for income taxes ..........................           (1,186)             (863)           (8,313)           (2,880)
                                                          ------------      ------------      ------------      ------------
Net income before extraordinary items ...............            9,403             2,377            33,197             2,378
Extraordinary items .................................               --                --            (1,581)             (419)
                                                          ------------      ------------      ------------      ------------
Net income ..........................................     $      9,403      $      2,377      $     31,616      $      1,959
                                                          ============      ============      ============      ============
Earnings per share before extraordinary items:
   Basic ............................................     $       0.26      $       0.10      $       0.93      $       0.11
   Diluted ..........................................     $       0.25      $       0.10      $       0.88      $       0.11

Earnings per share post extraordinary items:
   Basic ............................................     $       0.26      $       0.10      $       0.88      $       0.09
   Diluted ..........................................     $       0.25      $       0.10      $       0.84      $       0.09

Weighted average number of common shares outstanding:
   Basic ............................................       35,984,350        23,469,088        35,768,744        21,489,571
   Diluted ..........................................       37,796,452        23,469,088        37,580,845        21,489,571

NOTES:

(I) Calculated as if the Company's IPO was effective from January 1, 2002. See reconciliation for pro forma and actual results.

                          INVERESK RESEARCH GROUP, INC.

                           PRO FORMA SEGMENT ANALYSIS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                   QUARTER         QUARTER          YEAR           YEAR
                                                                    ENDED           ENDED          ENDED           ENDED
                                                                   DECEMBER       DECEMBER        DECEMBER       DECEMBER
                                                                   31, 2002       30, 2001        31, 2002       30, 2001
                                                                 ------------    -----------    ------------    -----------
NET SERVICE REVENUE:
   Pre-clinical ..............................................     $ 36,092       $ 28,590       $ 142,174       $  95,172
   Clinical ..................................................       21,735         18,679          80,288          61,124
   TOTAL .....................................................       57,827         47,269         222,462         156,296

NET SERVICE REVENUE LESS DIRECT COSTS, EXCLUDING DEPRECIATION:
   Pre-clinical ..............................................       20,460         15,777          79,215          50,220
   Clinical ..................................................        9,245          7,019          33,148          22,101
   TOTAL .....................................................       29,705         22,796         112,363          72,321

NET SERVICE REVENUE LESS DIRECT COSTS, EXCLUDING DEPRECIATION,
AS A PERCENTAGE OF NET SERVICE REVENUE:
   Pre-clinical ..............................................         56.7%          55.2%           55.7%           52.8%
   Clinical ..................................................         42.5%          37.6%           41.3%           36.2%
   TOTAL .....................................................         51.4%          48.2%           50.5%           46.3%

PRO FORMA INCOME FROM OPERATIONS (NOTE 1):
   Pre-clinical ..............................................       10,927          7,440          43,504          22,251
   Clinical ..................................................        3,107          2,208           9,044           4,516
   Corporate overhead ........................................       (2,056)        (1,474)         (6,955)         (4,408)
   TOTAL .....................................................       11,978          8,174          45,593          22,359

PRO FORMA INCOME FROM OPERATIONS AS A PERCENTAGE OF NET
SERVICE REVENUE::
   Pre-clinical ..............................................         30.3%          26.0%           30.6%           23.4%
   Clinical ..................................................         14.3%          11.8%           11.3%            7.4%
   TOTAL .....................................................         20.7%          17.3%           20.5%           14.3%

(II) NOTE 1: 2002 financials eliminate the effect of compensation expense in respect of share options and management equity incentives totaling $53,020 and stamp duty taxes arising on the change of our ultimate holding company amounting to $1,545. 2001 financial data excludes charges in respect of the amortization of goodwill and intangibles, so as to present these results on a basis consistent with the 2002 financial data. See reconciliation for pro forma and actual results.

                          INVERESK RESEARCH GROUP, INC.

                         CONSOLIDATED BALANCE SHEET DATA
                                ($ IN THOUSANDS)
                                    (AUDITED)

                                                        DECEMBER       DECEMBER
                                                        31, 2002       30, 2001
                                                       ----------     ----------
Total current assets ...............................   $  88,327      $  77,435
Total other assets .................................     244,140        224,391
Total current liabilities ..........................      76,898        192,328
Total other liabilities ............................     103,166        116,883
                                                       ---------      ---------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)................   $ 152,403      $  (7,385)
                                                       =========      =========

                                CAPITAL EMPLOYED

                                                        DECEMBER       DECEMBER
                                                        31, 2002       30, 2001
                                                       ----------     ----------
Total shareholders' equity (deficit)................   $ 152,403      $  (7,385)

Total short-term debt ..............................         217        127,648
Total long-term debt ...............................      67,768         85,109
Cash and cash equivalents ..........................     (19,909)       (16,118)
                                                       ---------      ---------
TOTAL CAPITAL EMPLOYED .............................   $ 200,479      $ 189,254
                                                       =========      =========

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF PRO FORMA AND ACTUAL RESULTS
                          YEAR ENDED DECEMBER 31, 2002
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                STATEMENT           PRO FORMA ADJUSTMENTS
                                                                    OF           ---------------------------
                                                                OPERATIONS         REVERSE                       PRO FORMA
                                                                    IN               NON-         INTEREST       STATEMENT
                                                                ACCORDANCE        RECURRING      ADJUSTMENTS         OF
                                                                WITH GAAP        CHARGES (I)        (II)         OPERATIONS
                                                               -------------     ------------   ------------    ------------
Net service revenue ......................................     $    222,462      $        --     $      --      $   222,462
   Direct costs excluding depreciation ...................         (110,099)              --            --         (110,099)
                                                               ------------      -----------     ---------      -----------
                                                                    112,363               --            --          112,363
   Selling, general and administrative expenses
      Compensation expense in respect of share options and
      management equity incentives .......................          (53,020)          53,020            --               --
      U.K. stamp duty taxes arising on change of ultimate
      parent company .....................................           (1,545)           1,545            --               --
      Other selling, general and administrative expenses .          (56,455)              --            --          (56,455)
                                                               ------------      -----------     ---------      -----------
   Total selling, general and administrative expenses ....         (111,020)          54,565            --          (56,455)
   Depreciation ..........................................          (10,315)              --            --          (10,315)
   Amortization ..........................................               --               --            --               --
                                                               ------------      -----------     ---------      -----------
Income (loss) from operations ............................           (8,972)          54,565            --           45,593
   Interest expense (net) ................................          (11,312)              --         7,229           (4,083)
                                                               ------------      -----------     ---------      -----------
Income (loss) before income taxes and extraordinary items           (20,284)          54,565         7,229           41,510
Provision for income taxes ...............................           (6,144)              --        (2,169)          (8,313)
                                                               ------------      -----------     ---------      -----------
Net income (loss) before extraordinary items .............     $    (26,428)     $    54,565     $   5,060      $    33,197
                                                               ============      ===========     =========      ===========

Earnings (loss) per share before extraordinary items:
   Basic .................................................     $      (0.89)                                    $      0.93
   Diluted ...............................................     $      (0.89)                                    $      0.88

Weighted average number of common shares outstanding:
   Basic .................................................       29,735,957                                      35,768,744
   Diluted ...............................................       29,735,957                                      37,580,845

NOTES:

(i) This adjustment excludes (i) a non-cash charge of $4,545 arising from the amendment and exercise of an employee's stock options; (ii) a non-cash compensation charge of $48,475 incurred at the time of our initial public offering in respect of stock options and other equity-based compensation arrangements; and (iii) a charge of $1,545 for stamp duty taxes in respect of the change of our ultimate parent company that we completed shortly before and in connection with our initial public offering.

(ii) The interest adjustment removes the interest costs arising in the period from January 1, 2002 to July 5, 2002 on our 10% unsecured subordinated loan stock due 2008 and on our pre-IPO bank debt (both of which were fully repaid following our IPO on July 5, 2002), as well as amortization of the deferred issue costs on this debt and the costs related to the interest rate hedges associated with this debt. It replaces these costs with interest on the $70 million drawn down under our new bank credit facilities on July 5, 2002, calculated at 5.0% per annum.

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF PRO FORMA AND ACTUAL RESULTS
                          YEAR ENDED DECEMBER 30, 2001
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                STATEMENT
                                                                    OF            PRO FORMA ADJUSTMENTS
                                                                OPERATIONS      --------------------------     PRO FORMA
                                                                    IN            REVERSE      TAX EFFECT      STATEMENT
                                                                ACCORDANCE         AMORT-      OF ADJUST-          OF
                                                                WITH GAAP       IZATION (I)    MENTS (II)      OPERATIONS
                                                              -------------     -----------   ------------    -------------
Net service revenue .....................................     $    156,296      $        --     $     --      $    156,296
   Direct costs excluding depreciation ..................          (83,975)              --           --           (83,975)
                                                              ------------      -----------     --------      ------------
                                                                    72,321               --           --            72,321
   Selling, general and administrative expenses .........          (41,934)              --           --           (41,934)
   Depreciation .........................................           (8,028)              --           --            (8,028)
   Amortization .........................................           (7,910)           7,910           --                --
                                                              ------------      -----------     --------      ------------
Income (loss) from operations ...........................           14,449            7,910           --            22,359
   Interest expense (net) ...............................          (17,101)              --           --           (17,101)
                                                              ------------      -----------     --------      ------------
Income (loss) before income taxes and extraordinary items           (2,652)           7,910           --             5,258
Provision for income taxes ..............................           (2,049)              --         (831)           (2,880)
                                                              ------------      -----------     --------      ------------
Net income (loss) before extraordinary items ............     $     (4,701)     $     7,910     $   (831)     $      2,378
                                                              ============      ===========     ========      ============

Earnings (loss) per share before extraordinary items:
   Basic ................................................     $     (0.22)                                    $       0.11
   Diluted ..............................................     $     (0.22)                                    $       0.11

Weighted average number of common shares outstanding:
   Basic ................................................       21,489,571                                      21,489,571
   Diluted ..............................................       21,489,571                                      21,489,571

NOTES:

(i) As a consequence of the adoption of FAS 142 with effect from January 1, 2002, the amortization expense shown for 2002 is not on a consistent basis of accounting with earlier periods. So as to present the results on a basis consistent with the 2002 financial data, 2001 pro forma financial data excludes charges in respect of the amortization of goodwill and intangibles.

(ii) Reflects the impact on income tax expense of the above adjustment to amortization expense.

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF PRO FORMA AND ACTUAL RESULTS
                         QUARTER ENDED DECEMBER 30, 2001
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


                                                               STATEMENT
                                                                   OF             PRO FORMA ADJUSTMENTS
                                                               OPERATIONS       -------------------------      PRO FORMA
                                                                   IN             REVERSE      TAX EFFECT      STATEMENT
                                                               ACCORDANCE         AMORT-       OF ADJUST-          OF
                                                               WITH GAAP        IZATION (I)    MENTS (II)      OPERATIONS
                                                              ------------      -----------    ----------     ------------
Net service revenue .....................................     $     47,269      $        --     $     --      $    47,269
   Direct costs excluding depreciation ..................          (24,473)              --           --          (24,473)
                                                              ------------      -----------     --------      -----------
                                                                    22,796               --           --           22,796
   Selling, general and administrative expenses .........          (12,297)              --           --          (12,297)
   Depreciation .........................................           (2,325)              --           --           (2,325)
   Amortization .........................................           (2,377)           2,377           --               --
                                                              ------------      -----------     --------      -----------
Income (loss) from operations ...........................            5,797            2,377           --            8,174
   Interest expense (net) ...............................           (4,934)              --           --           (4,934)
                                                              ------------      -----------     --------      -----------
Income (loss) before income taxes and extraordinary items              863            2,377           --            3,240
Provision for income taxes ..............................             (613)              --         (250)            (863)
                                                              ------------      -----------     --------      -----------
Net income (loss) before extraordinary items ............     $        250      $     2,377     $   (250)     $     2,377
                                                              ============      ===========     ========      ===========

Earnings (loss) per share before extraordinary items:
   Basic ................................................     $       0.01                                    $      0.10
   Diluted ..............................................     $       0.01                                    $      0.10

Weighted average number of common shares outstanding:
   Basic ................................................       23,469,088                                     23,469,088
   Diluted ..............................................       23,469,088                                     23,469,088

NOTES:

(iii) As a consequence of the adoption of FAS 142 with effect from January 1, 2002, the amortization expense shown for 2002 is not on a consistent basis of accounting with earlier periods. So as to present the results on a basis consistent with the 2002 financial data, 2001 pro forma financial data excludes charges in respect of the amortization of goodwill and intangibles.

(iv) Reflects the impact on income tax expense of the above adjustment to amortization expense.


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